UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware 1-7832 75-1729843

(State or other jurisdiction of (Commission File Number) (I.R.S. Employer incorporation or organization) Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(817) 252-8000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2005, the Compensation Committee (the "Committee") of the Board of Directors of the Registrant approved performance goals and related bonus payments applicable to the Registrant's 2006 fiscal year under the Registrant's Senior Management Annual Bonus Plan, as amended April 5, 2002 (the "Plan"), incorporated herein by reference to Appendix B, page B-1, of the Company's Proxy Statement for the fiscal year ended March 2, 2002. Performance goals set by the Committee are based on the Registrant's consolidated pretax profit, which includes operating income from all domestic and international operations (i.e., United States, Canada, Puerto Rico, Mexico and Great Britain for Pier 1 Imports, Inc. and Pier 1 Kids, Inc.) and does not include unusual or non-recurring charges. For fiscal year 2006, the participants in the Plan are the Registrant's CEO and seven Executive Vice Presidents. Participants are entitled to bonuses under the Plan upon the Registrant attaining a minimum of 80% of its planned pretax profit. At 80% of planned pretax profit, the Plan provides for a bonus of 10% of the CEO's base salary and 7.5% of each Executive Vice President's base salary. Bonuses paid under the Plan increase incrementally to the extent that the Registrant's actual pretax profit exceeds 80% of planned pretax profit for fiscal year 2006, up to a maximum bonus amount in any year to any individual under the Plan of $3,000,000, which for fiscal year 2006 for the CEO would require pretax profits to exceed planned pretax profits by 170%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2005

PIER 1 IMPORTS, INC.

By: /s/ J. Rodney Lawrence
 J. Rodney Lawrence, Executive Vice
President and Secretary